Exhibit 99.1

Team Inc. Reports First Quarter Results and Affirms Outlook for Fiscal
Year 2004

    ALVIN, Texas--(BUSINESS WIRE)--Sept. 22, 2003--Team Inc. (AMEX:TMI) today reported net income of $.17 per share (diluted basis) for its first quarter ending Aug. 31, 2003, up from $.14 per share in the prior year first quarter.
    For the three months ended Aug. 31, 2003, the Company reported earnings before interest and taxes (EBIT) of $2.4 million on revenues of $24.9 million, as compared to EBIT of $2.0 million on revenues of $22.0 million in the prior year period. Net income for the just ended quarter was $1.4 million, or $.17 per share (diluted basis), compared to $1.1 million, or $.14 per share, for the same quarter last year.
    For the quarter, total revenues increased 13%, EBIT increased 20%, and net income increased 18%. "Overall results for the quarter were in line with our expectations," said Phil Hawk, the Company's Chairman and CEO. "Unusually strong turnaround activity within the industrial services segment more than offset weaker demand levels within the NDT inspection service line as well as a small operating loss in the equipment sales and rental segment," reported Hawk. "We affirm our earlier fiscal year 2004 earnings guidance of $0.60 to $0.68 per share on a fully diluted basis," said Phil Hawk.
    First quarter revenues for the Industrial Services Business Segment increased 17% to $22.3 million. Segment operating profit increased 30% to $3.7 million. The Company enjoyed double digit growth in several of its service lines - including on-stream leak repair, hot-tapping, field machining and the new field valve repair service line. "We are pleased to note that the quarterly revenues associated with our new field valve repair service line exceeded $1 million in our second full quarter of activity," said Hawk. NDT inspection revenues were down about 15% from the prior year due to significantly reduced pipeline projects versus the prior year. "Looking ahead, we see continuing difficult market conditions for many of our major customer segments over the next several months, but we remain optimistic that our strong service capability, combined with our broad multi-service, multi-location market presence, will enable us to achieve our business and market share growth goals for this year and beyond," said Hawk. "As we experienced in this most recent quarter, our geographic and service line breadth enables the Company to offset weak demand situations in a couple of areas with strong demand and business performance in other business areas."
    The Equipment Sales and Rental Business segment (encompassing Climax Portable Machine Tool Company) struggled during the quarter with lower sales and a weaker sales mix. Sales were $2.6 million, down 13% from the prior year first quarter. In addition, a greater portion of the sales in this quarter were related to resale items not manufactured by Climax and, typically, having lower gross margins. As a result, the segment reported an approximate $100,000 loss for the quarter versus a profit of about $250,000 for the year earlier quarter. On a very positive note, Climax had excellent order bookings for the quarter, capturing nearly $4 million in total orders during the period. This performance was driven by the award to Climax of several very large projects for both ship yard and power industry applications which are scheduled to be shipped in the early second half of FY04. "Despite our near-term difficulties, we remain optimistic about our business prospects and overall outlook for the year," said Hawk.
    As previously announced, the Company has scheduled an earnings conference call to discuss these results tomorrow, September 23rd, at 11 a.m. Eastern Daylight Time (10 a.m. CDT). The call will be broadcast over the Web by C3 Conferencing and can be accessed on Team's Web site, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone can call 1-888-896-0862 and ask to join the "Team IR" call.
    Team Inc. provides an array of specialized industrial services related to the construction and maintenance of pressurized piping and process systems. Headquartered in Alvin, Texas, the Company operates in over 40 customer service locations throughout the United States. Team also manufactures, sells and rents portable field-machining tools through its Climax subsidiary. Team Inc. common stock is traded on the American Stock Exchange under the ticker symbol "TMI".
    Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act. Such information is subject to certain assumptions and beliefs based on current information known to the Company and is subject to factors that could result in actual results differing materially from those anticipated in the forward-looking statements contained herein. Such factors include domestic and international economic activity, interest rates, and market conditions for the Company's customers, regulatory changes and legal proceedings, and the Company's successful implementation of its internal operating plans. Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved.
    For additional information, contact Philip J. Hawk or Ted W. Owen at 281-331-6154.


                      TEAM INC. AND SUBSIDIARIES
                     SUMMARY OF OPERATING RESULTS

                                                Three Months Ended
                                                     Aug. 31,
                                             -------------------------
                                                2003         2002
                                             ------------ ------------
Total Revenues                               $24,918,000  $22,008,000
                                             ============ ============
Gross Margin                                 $10,112,000   $9,031,000

Selling General and Administrative Expenses   $7,718,000   $6,993,000
Non-cash compensation charge                     $31,000      $21,000
Other Expense (Income)
                                             ------------ ------------
Earnings before interest and taxes            $2,363,000   $2,017,000
                                             ============ ============
Pre-tax income                                $2,218,000   $1,858,000
Income tax expense (benefit)                    $856,000     $710,000
                                             ------------ ------------
Net income                                    $1,362,000   $1,148,000
                                             ============ ============
Net income per common share-basic                  $0.18        $0.15
                                             ============ ============
Net income per common share-diluted                $0.17        $0.14
                                             ============ ============
Weighted average shares outstanding:
  Basic                                        7,610,000    7,703,000
  Diluted                                      8,250,000    8,490,000

Revenues Comprised of:
  Industrial Services                        $22,315,000  $19,032,000
  Equipment sales and rentals                  2,603,000    2,976,000
                                             ------------ ------------
Total Revenues                               $24,918,000  $22,008,000
                                             ============ ============
EBIT, by segment:
  Industrial Services                         $3,650,000   $2,812,000
  Equipment sales and rentals                    (95,000)     256,000
  Corporate                                   (1,192,000)  (1,051,000)
                                             ------------ ------------
                                              $2,363,000   $2,017,000
                                             ============ ============

                      TEAM INC. AND SUBSIDIARIES
            SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
                       AUG. 31 AND MAY 31, 2003

                                               Aug. 31       May 31
                                                2003          2003
                                             ------------ ------------
Current Assets                               $32,029,000  $29,417,000
Net Property, Plant and Equipment            $13,005,000  $12,268,000
Other non-current assets                     $10,481,000  $10,539,000
                                             ------------ ------------
Total Assets                                 $55,515,000  $52,224,000
                                             ============ ============
Current Liabilities                          $10,251,000   $9,704,000
Long term debt                               $11,186,000   $9,577,000
Other non-current liabilities and taxes       $1,200,000   $1,208,000
Stockholders' equity                         $32,878,000  $31,735,000
                                             ------------ ------------
Total liabilities and Stockholders' Equity   $55,515,000  $52,224,000
                                             ============ ============

    CONTACT: Team Inc., Alvin
             Ted W. Owen, 281-331-6154